Exhibit d(iii) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                                   SCHEDULE A
                      TO THE INVESTMENT ADVISORY AGREEMENT

                            DATED AS OF MAY 12, 2001
                  AS AMENDED AND RESTATED AS OF AUGUST 1, 2002
                         AS AMENDED AS OF APRIL 30, 2004

                                     BETWEEN

                            THE HUNTINGTON FUNDS AND
                         HUNTINGTON ASSET ADVISORS, INC.

Fund Name                         Compensation               Date

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Huntington Dividend Capture Fund    Annual rate of             March 1, 2001
                                    seventy-five one
                                    hundredths of one percent
                                    (0.75%) of the Huntington
                                    Dividend Capture Fund's
                                    average daily net assets.
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Huntington International Equity     Annual rate of one         March 1, 2001
Fund                                percent (1.00%) of the
                                    Huntington International
                                    Equity Fund's average
                                    daily net assets.
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Huntington Mid Corp America Fund    Annual rate of             March 1, 2001
                                    seventy-five one
                                    hundredths of one percent
                                    (0.75%) of the Huntington
                                    Mid Corp America Fund's
                                    average daily net assets.
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Huntington New Economy Fund         Annual rate of             March 1, 2001
                                    eighty-five one
                                    hundredths of one percent
                                    (0.85%) of the Huntington
                                    New Economy Fund's
                                    average daily net assets.
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Huntington Rotating Markets Fund    Annual rate of fifty one   May 1, 2001
                                    hundredths of one percent
                                    (0.50%) of the Huntington
                                    Rotating Index Fund's
                                    average daily net assets.
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Huntington Situs Small Cap Fund     Annual rate of             August 1, 2002
                                    seventy-five hundredths
                                    of one percent (0.75%) of
                                    the Huntington Situs
                                    Small Cap Fund's average
                                    daily net assets.
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Huntington Macro 100 Fund           Annual rate of             April 30, 2004
                                    seventy-five hundredths
                                    of one percent (0.75%) of
                                    the Huntington Macro 100
                                    Fund's average daily net
                                    asets.
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THE HUNTINGTON FUNDS                HUNTINGTON ASSET ADVISORS, INC.

By:                                 By:
Name:  George Polatas               Name:
Title:  Vice President              By: